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                                                                     Exhibit 6.8

                              Employment Agreement


              This EMPLOYMENT  AGREEMENT (the "Agreement") is entered into as of
April  1,  1997  between  Food  Extrusion,   Inc.,  a  Nevada  corporation  (the
"Company"), and Daniel L. McPeak (the "Employee");

              WHEREAS, the Board of Directors of the Company (the "Board") has approved and authorized the entry into this Agreement with the Employee; and

              WHEREAS, the parties desire to enter into this Agreement setting forth the favorable terms and conditions for the employment relationship of the Employee with the Company with particular recognition of Employee's status as a founder of the Company and inventor of important elements of its technology and with special note of the many sacrifices and contributions made to the Company since its inception.

              NOW, THEREFORE, it is AGREED as follows:

              1. Employment. The Employee is employed as Chairman of the Board of Directors of the Company. In this capacity, the Employee shall be responsible for advising the Company on matters concerning its technology and other strategic matters for the positioning of the Company's products worldwide, in addition to such other duties and responsibilities as the Board shall designate as are not inconsistent with the Employee's position with the Company, including the performance of duties with respect to any subsidiaries of the Company.

              2. Term. This Agreement shall be effective as of April 1, 1997 (the "Effective Date"). Subject to the foregoing, the term of employment under this Agreement shall be for the period commencing on the Effective Date and ending on December 31, 2001, unless terminated earlier pursuant to Section 7 hereof. The term of employment shall thereafter be renewed automatically for succeeding one-year terms, unless either party gives written notice to the other at least sixty (60) days prior to the expiration of the initial term (or, if applicable, any extended term) of his or its election not to extend such employment for the subsequent term.

              3. Salary. The Company agrees to pay the Employee during the term of this Agreement an annual base salary at an initial rate of the greater of (i) $150,000; or (ii) upon the Company's realization of positive cash flow from operations, on a month-to-month basis, as determined in accordance with generally accepted accounting principles by the Company's independent accountants, but without taking into account the salary increases effected pursuant to this and other similar employment agreements, on the first day of the month following realization of positive cash flow from operations, at an annual rate of $200,000. The base salary will be reviewed by the Board at least annually, and shall be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area and the salary levels of executive officers of similarly situated companies. Additional increases, if any, shall be within the sole discretion of the Board. Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the base salary payable to the Employee under this
Section 3, which in no case will be less than $150,000 or $200,000 as the case may be during the term of this Agreement. The base salary under this Section 3 shall be payable by the Company to the Employee not less frequently than bi-weekly. The obligations hereunder shall represent a secured obligation of the Company, adjusted from year to year, evidenced by a promissory note for the remaining term of this Agreement and secured by a security interest in the assets of Company, all to be held by an independent escrow reasonably acceptable to both parties until the completion of the term of this Agreement.

              4. Business  Expenses.  During the term of this Agreement,  to the

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extent that such  expenditures  satisfy the criteria under the Internal  Revenue
Code for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, lease of an automobile and all expenses associated therewith, parking, business meetings, professional dues, and the costs of (or dues associated with) maintaining club memberships, made
and  substantiated  in  accordance  with  policies,   practices  and  procedures
established from time to time by the Company generally with respect to other senior employees and incurred in the pursuit and furtherance of the Company's business and good will.

              5. Change in Control. If there should occur a "change in control" of the Company (or any successor), as defined below, then Employee, without limitation on any other rights hereunder, may, within three (3) months after first receiving notice (which may be oral) of such event, elect to retire from service to the Company and to render, on a non-exclusive basis, only such consulting and advisory services to the Company as Employee may reasonably accept. Any such consulting and advisory services and the conditions under which they shall be performed shall be fully in keeping with the position or positions Employee held under this Agreement. In the event of such election by Employee, the compensation and all of the other benefits to which Employee is entitled under Sections 3 and 4 hereof shall be discontinued as of the later of (i) six
(6) months after the date of such election, (ii) subsequent full-time employment with another enterprise, or (iii) the expiration of the term of this Agreement.

              For purposes of the foregoing provisions, a "change of control" means, and shall be deemed to have taken place, if: (i) any person or entity or group of affiliated persons or entities, including a group which is deemed a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof first acquires in one or more transactions, at least one of which is after the date of this Agreement, ownership of 50% of more of the outstanding shares of any class of stock then entitled to vote in the election of directors of the Company, and (ii) as a result of, or in connection with, any such acquisition or any related proxy contest, cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets of the Company or any combination of the foregoing transactions (other than a transaction unanimously approved by the members of the Board voting thereon), hereinafter referred to as a "Transaction," the persons who were directors of the Company immediately before the acquisition shall cease to constitute three-fourths of the membership of the Board or any successor to the Company during the period commencing with the consummation of the Transaction and ending on the first to occur of the first anniversary of such date or the conclusion of the next meeting of shareholders to elect directors, except to the extent that any new directors during such period were elected or nominated by at least three-fourths of such persons (or new directors who were so nominated or elected). "Ownership" means beneficial or record ownership, directly or indirectly, other than (i) by a person owning such shares merely of record (such as a member of a securities exchange, a nominee, or a securities depositary system), (ii) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as an owner of the shares, (iii) by a person who is not required to file statements on Schedule 13D by virtue of Rule 13d-1(b) of the Securities and Exchange Commission under the Exchange Act, or (iv) by a person who owns or holds shares as an underwriter acquired in connection with an underwritten offering pending and for purposes of their public resale or planned private placement in increments of less than such 50% amount. Without limitation, the right to acquire ownership shall not of itself constitute ownership of shares.

              6. Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in any plan of the Company relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance,

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medical coverage,  education,  or other retirement or employee benefits that the
Company may adopt or maintain from time to time for the benefit of its executive employees. In addition, the Employee shall be entitled to participate in any other fringe benefits that become applicable to the Company's executive employees. The benefits provided under this Section 6 shall cease upon the Employee's Date of Termination (as defined below). Nothing in this Agreement shall limit the Company's ability to adopt, terminate or amend any such benefits at any time; provided however, the aggregate amount of benefits provided to the Employee shall not be decreased from the amount being provided on the date hereof.

              7. Termination. The Employee's employment may be terminated under the following circumstances:

                   (a)  Death.   The  Employee's   employment   hereunder  shall
terminate upon his death.

                   (b) Cause. The Company may terminate Employee's employment for Cause. For purposes of this Agreement, "Cause" shall mean Employee's conviction by, or entry of a plea of guilty or nolo contendere in a court of competent and final jurisdiction for a felony which involves moral turpitude or the final adjudication that Employee has committed an act of fraud upon the Company.

                   (c) Without Cause. Notwithstanding any other provision of this Section 7, the Company shall have the right to terminate Employee's employment with the Company without cause at any time, but any such termination other than as expressly provided in Section 7(a) or (b) herein, even in the event of any disability of Employee, shall be without prejudice to Employee's rights to receive the base salary in effect at such time provided under this Agreement for the remainder of the term.

                   (d) Exclusive Remedy. Employee agrees that the payments expressly provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of the Company in response of Employee's employment with and relationship to the Company and that the payment thereof shall be the sole and exclusive remedy for any termination of Employee's employment. Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

                   (e) Notice of Termination. Any purported termination of the Employee's employment by the Company or by him shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                   (f) Date of Termination, Etc. "Date of Termination" shall mean (1) if the Employee's employment is terminated by his death, the date of his death; (2) if the Employee's employment is terminated by the Company for Cause, the date specified in the Notice of Termination (which shall not be less than ten (10) days from the date such Notice of Termination is given), and (3) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

              8. No Assignments.

                   (a) This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided, that in the case of the Company such rights and obligations shall inure to the benefit

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of and be  binding  upon any  successor  corporation  or entity  with  which the
Company may be merged or otherwise combined or which may acquire the Company's assets in whole or substantial part.

                   (b) This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Employee should die, payments due to the Employee hereunder shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate, unless otherwise provided herein.

              9. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, to the Employee's address set forth on the signature page hereto and to Food Extrusion, Inc., 1241 Hawk's Flight Court, El Dorado Hills, California 95762, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt; provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company.

              10. (a) Noncompetition, Nondisclosure and Nonsolicitation. As a condition to his employment by the Company, Employee shall execute and deliver to the Company a standard Noncompetition, Nondisclosure and Nonsolicitation Agreement.

                   (b) Proprietary Information and Employee Inventions Agreement. As a condition to his employment by the Company, Employee shall execute and deliver to the Company a standard Proprietary Information and Employee Inventions Agreement.

              11. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

              12. Severability. Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If the covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

              13. Enforcement. This Agreement shall be interpreted in accordance with the laws of the State of California and will be adjudicated in the Superior Court of California in and for the County of El Dorado. In the event of any dispute concerning any aspect of the obligations of the Company under this Agreement, Company or its successor shall reimburse to Employee all attorneys fees and costs incurred by Employee in connection with the adjudication of such matter.

              14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

              15. Miscellaneous. No provision of this Agreement may be modified,

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waived or discharged unless such waiver,  modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

              Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

                                      FOOD EXTRUSION, INC.


ATTEST:        /s/ Robert H. Hesse    By:   /s/ Patricia Mayhew
               -------------------       -----------------------
                Secretary             Title:    President

                                      EMPLOYEE:/s/ Daniel L. McPeak
                                               ---------------------
                                      Address:   3362 Ridgeview Dr.

                                                  El Dorado Hills, CA  95762
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                              Exhibit A: Inventions